Exhibit 16.1




                                           March 28, 2005





Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A (dated March 28, 2005), of Petramerica Oil, Inc. and are in agreement with the statements contained in Section 1, Paragraphs i, ii and iii therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                         Sincerely,



                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                         ---------------------------------------
                                         Ehrhardt Keefe Steiner & Hottman PC





Copy to Petramerica Oil, Inc.